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                                                                 Exhibit (23)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 2, 2003, relating to the financial statements and financial statement schedules, which appears in Hillenbrand Industries, Inc. Transition Report on Form 10-K for the period ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
July 14, 2003